Exhibit 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 10, 2009, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of AAON, Inc. on Form 10-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of AAON, Inc. on Forms S-8 (File No. 333-52824, effective December 28, 2000 and File No. 333-151915, effective June 25, 2008).

/s/ GRANT THORNTON LLP

Tulsa, Oklahoma
March 10, 2009